UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2017

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.)	001-14625	53-0085950
Delaware (Host Hotels & Resorts, L.P.)	0-25087	52-2095412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Identification No.)

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices and ZIP CODE)

(240) 744-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Host Hotels & Resorts, Inc. (the “Company”) announced that, on June 5, 2017, at the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors of the Company, the Board increased its size from nine to ten directors and elected Ms. Mary Hogan Preusse to the Board of Directors to serve until the next annual meeting of stockholders of the Company and until her successor is duly elected and qualified. It is anticipated that Ms. Hogan Preusse will be appointed to a Board committee later in the year.

Until May 2017, Ms. Hogan Preusse served as Managing Director and Co-Head of Americas Real Estate for APG Asset Management U.S. Prior to joining APG in 2000, she was a sell-side analyst covering the REIT sector for eight years and began her career at Merrill Lynch as an investment banking analyst. She currently serves as a director on the boards of Kimco Realty Corporation; VEREIT, Inc.; and Digital Realty Trust, Inc. She also serves on the steering committee of NAREIT’s Investor Advisory Council and is a member of the Real Estate and Infrastructure Advisory Board of the Carey Business School at Johns Hopkins University.

The Board of Directors determined that Ms. Hogan Preusse is independent under (a) Section 303A.02 of the New York Stock Exchange Listed Company Manual, and (b) the “Director Independence Guidelines” of the Corporate Governance Guidelines of the Company. In connection with her appointment, the Company will enter into an indemnification agreement with Ms. Hogan Preusse, substantially in the form of the indemnification agreement the Company has entered into with all other directors and previously filed by the Company with the Securities and Exchange Commission. The form of the indemnification agreement generally provides for the indemnification of and advancement of expenses to a director to the maximum extent permitted by Maryland law for claims, suits or proceedings arising out of their service to the Company.

Ms. Hogan Preusse will receive the same fees for her service as our other independent directors, which fees were disclosed in the Company’s proxy statement for its 2017 Annual Meeting of Stockholders. Annual cash compensation will be pro-rated from the date of Ms. Hogan Preusse’s election to the Board. In addition, the Nominating and Corporate Governance Committee recommended, and the Board approved, an award of common stock units equaling the prorated annual stock award amount to be credited to a deferred stock unit account established for Ms. Hogan Preusse. The number of stock units was calculated by dividing the pro-rated annual stock award amount of $125,000 by the fair market value of the Company’s common stock on the date of Board approval, June 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 8, 2017	HOST HOTELS & RESORTS, INC.

	By:	/s/ BRIAN G. MACNAMARA
Brian G. Macnamara Senior Vice President and Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 8, 2017	HOST HOTELS & RESORTS, L.P.

	By:	HOST HOTELS & RESORTS, INC., its general partner

	By:	/s/ BRIAN G. MACNAMARA
Brian G. Macnamara Senior Vice President and Corporate Controller

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